Exhibit 99(a)(5)

                       Offer to Purchase for Cash
                 All Outstanding Shares of Common Stock
                   (including the associated Rights)

                                 of

                       CHEYENNE SOFTWARE, INC.

                                 at

                        $30.50 Net Per Share

                                 by

                       TSE-TSEHESE-STAESTSE, INC.
                      a wholly owned subsidiary of

                 COMPUTER ASSOCIATES INTERNATIONAL, INC.

   THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK

   CITY TIME, ON FRIDAY, NOVEMBER 8, 1996, UNLESS THE OFFER IS EXTENDED.




To Our Clients:

          Enclosed for your consideration are the Offer to Purchase,

dated October 11, 1996 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to an offer by

Tse-tsehese-staestse, Inc., a Delaware corporation ("Merger Subsidiary")

and a wholly-owned subsidiary of Computer Associates International,

Inc., a Delaware corporation ("Computer Associates"), to purchase all outstanding shares of Common Stock, par value $.01 per share, of Cheyenne Software, Inc., a Delaware corporation (the "Company"), including the associated Preferred Share Purchase Rights (the "Rights")

issued pursuant to the Rights Agreement, dated as of April 15, 1996, as amended, between the Company and Continental Stock Transfer & Trust

Company, as Rights Agent (the shares and the Rights collectively referred to as the "Shares"), at a purchase price of $30.50 per Share,

net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer.  Holders of Shares whose certificates for such

Shares are not immediately available or who cannot deliver their certificates and all other required documents to the Depositary, or complete the procedure for book-entry transfer set forth in
Section 3 of the Offer to Purchase, prior to the Expiration Date
(defined in Section 1 of the Offer to Purchase) must tender their Shares according to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

          WE ARE THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT.

A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD

AND PURSUANT TO YOUR INSTRUCTIONS.  THE LETTER OF TRANSMITTAL IS

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FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO

TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

          We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

          Your attention is directed to the following:

1. The tender price is $30.50 per Share, net to you in cash without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

2. The Board of Directors of the Company has unanimously determined that the Offer and the transactions contemplated by the

Merger Agreement (defined in the Introduction to the Offer to Purchase)

are fair to, and in the best interests of, the stockholders of the

Company, has unanimously approved the Offer and the transactions contemplated by the Merger Agreement, and unanimously recommends that the stockholders of the Company accept the Offer and tender their

Shares.

3. The Offer and withdrawal rights expire at 12:00 Midnight, New York City time, on Friday, November 8, 1996, unless the Offer is extended. In all cases, payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of

(i) certificates for such Shares (or a confirmation of a book-entry transfer of such Shares as described in Section 2 of the Offer to

Purchase), (ii) a properly completed and duly executed Letter of Transmittal (or facsimile thereof) or an Agent's Message (defined in

Section 2 of the Offer to Purchase) in connection with a book-entry transfer and (iii) any other documents required by the Letter of Transmittal.

4. The Offer is conditioned upon, among other things, (i) there being validly tendered by the Expiration Date and not withdrawn a number of Shares which, together with the Shares then owned by Merger

Subsidiary and Computer Associates, would represent at least a majority of the Fully Diluted Shares (defined in the Introduction to the Offer to

Purchase) and (ii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of

1976.

5. Merger Subsidiary will pay any stock transfer taxes applicable to the sale of Shares to Merger Subsidiary pursuant to the

Offer, except as otherwise provided in Instruction 6 of the Letter of

Transmittal.

          If you wish to have us tender any or all of your Shares,

please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof.  An envelope to return your instructions to us is enclosed.  If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the detachable part hereof.  Your instructions should be forwarded promptly to permit us to submit a tender on your behalf by the expiration of the Offer. If you do not instruct us to tender your

Shares, they will not be tendered.

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          The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.


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               Instructions with respect to

                Offer to Purchase for Cash

          All Outstanding Shares of Common Stock
             (including the associated Rights)

                           of

                 CHEYENNE SOFTWARE, INC.

        The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated October 11, 1996, and the related

Letter of Transmittal, relating to the offer by Tse-tsehese-staestse,

Inc., a Delaware corporation and a wholly-owned subsidiary of Computer

Associates International, Inc., a Delaware corporation, to purchase all outstanding shares of Common Stock, par value $.01 per share, of Cheyenne Software, Inc., a Delaware corporation (the "Company"), including the associated Preferred Shares Purchase Rights (the "Rights")

issued pursuant to the Rights Agreement, dated as of April 15, 1996, as amended, between the Company and Continental Stock Transfer & Trust

Company, as Rights Agent (the shares and the Rights collectively referred to as the "Shares").

          This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in such Offer to Purchase and the related Letter of Transmittal.
Dated: _________________, 1996




Number of Shares
to be Tendered                   ---------------------------------

______ Shares*                                (Signature)

                                ---------------------------------

                                          Please Print Names(s)


                                 ---------------------------------

                                 Address
                                        --------------------------


                                 ---------------------------------

                                           Include Zip Code

                                Area Code and
                                Telephone No.
                                             ---------------------


                                Taxpayer Identification
                                or Social Security No.
                                                      ------------


                                ----------------------------------





_________________________

     *  Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.